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                              AFFILIATE AGREEMENT


This Affiliate Agreement (the "Agreement") is entered into as of September 1, 1998 (the "Effective Date") between One Zero Media, Inc. ("OZM"), a Massachusetts corporation with principal offices at 65 Chapel Street, Newton, Massachusetts 02158, and DVD Express, Inc. ("Affiliate"), a California corporation with principal offices at 7083 Hollywood Blvd, Suite 305, Hollywood, CA 90028.


                                  INTRODUCTION


WHEREAS, OZM produces the television series entitled "Wild Wild Web" (the "Series"), an entertainment series focusing on the Internet and computers, and owns and operates the world wide web site currently accessible at http://www.getwild.com (the "Entertainment Zone"), which features popular culture and entertainment content, and is the exclusive producer and aggregating partner for the entertainment content area on the world wide web site called "AltaVista" as contracted in Exhibit A, and currently accessible at http://www.altavista.digital.com (the "AltaVista Site").

OZM is the exclusive producer and aggregating partner for the entertainment content and commerce area tentatively entitled the "Entertainment Zone" on the AltaVista site, which content area also will be accessible at http://www.getwild.com. OZM has exclusivity covering content and commerce partners for entertainment news, entertainment events on the web, chats (on the subject areas encompassed within this Section 2.1) and webcasts, popular music (U.S.), concert listings, film and movies, TV, comedy, radio, episodic content, extreme and amateur sports, games, literature, zines and various magazines, pop culture and fashion coverage and such other topics and features as the parties may mutually agree.

WHEREAS, Affiliate owns and operates a business marketing DVD's on a world wide web site currently accessible at http://www.dvdexpress.com (the "Affiliate Site"); and

WHEREAS, Affiliate desires to be the preferred provider of DVD content and product on the Entertainment Zone, and to link the Affiliate Site to the Entertainment Zone through an initial co-branded home page (the "Co-Branded Home Page").

NOW, THEREFORE, the parties agree to the following terms and conditions:

1.  OZM DUTIES

    OZM hereby appoints Affiliate the "Preferred Provider" of the DVD Area on the Entertainment Zone, which appointment shall entitle Affiliate to receive the following services from OZM commencing as of August 25, 1998:

    1.1. EXCLUSIVITY. Affiliate will be the sole provider of the Entertainment Zone's DVD Store Area. Affiliate acknowledges and agrees that the Entertainment Zone will feature Preferred Providers in a number of different categories of goods and services and that some de



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minimis overlap in the goods and services offered by Preferred Providers in different categories is possible. No other company can run DVD-based advertising in the Entertainment Zone.

    1.2.  ADVERTISING.

         a. MERCHANDISING ON ENTERTAINMENT ZONE. Affiliate may submit its products/services to OZM for consideration for TV Series product placement to enhance merchandising opportunities. OZM will use reasonable commercial efforts to place Affiliate's submissions based on its editorial discretion and consistent with applicable law.

         b. ADVERTISEMENTS ON CO-BRANDED HOME PAGE. OZM shall sell advertising for the Co-Branded DVD Store Home Page, and shall determine the presentation, implementation, and location of such advertising through the Entertainment Zone/Altavista standard templates. OZM will only sell non-competitive advertising in this area.

         c. AD BANNERS. As an allocation of Affiliate's compensation, [***] worth of ad banners will be placed in the Entertainment Zone during year 1, [***] in year 2, and [***] in year 3. These will be placed against a [***] CPM on the site.

    1.3. SEARCH RESULTS LINKS. See Altavista Search Results Agreement document.

    1.4. LINKS.

         a.  ENTERTAINMENT ZONE.  OZM will provide Affiliate one
"Merchandising Link" on the home page of the Entertainment Zone per week which shall be prominently displayed. A Merchandising Link is a mutually agreed-upon graphical icon or logo that includes a hyperlink to the Co-Branded Home Page.

         b. MOVIES HOME PAGE. OZM will provide Affiliate one Merchandising Link on the Movies Home Page on an ongoing basis. DVD Express will share this Merchandising Link with OZM's Video's electronic commerce partner 50/50. Co-habitation and/or rotation of merchandising links between DVD Express and the video partner on the Movies Home Page will be designated by OZM through consent of both DVD Express and the video partner. DVD Express will also receive a graphical link on the Movies Home Page to the DVD store as well as integration of links to the store from Entertainment Zone movie-related content and editorial.

         c. CO-BRANDED STORE HOME PAGE STORE. OZM shall control the standard Entertainment Zone template which will live on the Co-Branded DVD Store Home Page. All content and commerce on the DVD Store homepage other than the standard templates and all other pages within the DVD Store will be under the discretion and control of DVD Express.

    1.5. TELEVISION SERVICES. OZM will produce for Affiliate one segment, consistent with OZM's production practices and subject to applicable law, featuring Affiliate's services which shall be aired on the Series a minimum of two times during each twelve month term of this Agreement. The segment shall feature the Affiliate's web site, and/or mutually-agreed upon goods or services available from the Affiliate's web site. OZM shall also produce one thirty second vignette of an editorial nature featuring Affiliate's content which shall be distributed to a minimum of 130 television markets for the purpose of insertion into local programming.


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     1.6.  CONTESTS.  OZM and DVDExpress will conduct contests from time to time as mutually agreed to.

     1.7.  ENTERTAINMENT ZONE GUIDEBAR.  OZM will include on the
Entertainment Zone guidebar a mutually-agreed upon graphical icon or graphical text link to the Movies Home Page (OZM guidebars provide navigation to different parts of the Entertainment Zone site.) The Co-branded DVD Store Area shall be prominently listed as a main category on the Movies Home Page.


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2.   AFFILIATE DUTIES

     2.1. DVD AREA. Affiliate will use commercially reasonable efforts to construct and have fully operational by September 1, 1998 the DVD Store
Area. Affiliate shall operate the Affiliate Site and Co-Branded Home Page using the best business practices, high ethical standards, and in a manner that enhances the good will of the Entertainment Zone, the foregoing being at least equal to the practices of comparable companies offering comparable world wide web services and products. If OZM becomes aware of any deficiency in this area it will notify Affiliate, who will take prompt corrective action to rectify the noted deficiency.

     2.2. ADVERTISING. Affiliate shall provide OZM advertising and related promotional materials for display on the Entertainment Zone in accordance with the terms of this Section 2.2.

           a. AFFILIATE SUBMISSIONS. OZM must receive all Affiliate submissions of advertising and/or merchandising link materials ("Submissions") at least ten (10) business days prior to the date on which an advertisement is scheduled to appear ("Submission Deadline"). All Affiliate Submissions should be e-mailed to affiliate-ad@getwild.com. Any change to an Affiliate Submission must be made in writing, with an e-mail copy sent to affiliate@getwild.com, and received by OZM at least five (5) business days prior to the Submission Deadline.

           b. REJECTIONS. OZM reserves the right, in its sole discretion and without liability, to reject, omit or exclude any Affiliate Submissions and/or advertisements that OZM believes contains unlawful, infringing or objectionable content (as defined in Section 5.2 below) at any time, with or without notice to Affiliate and regardless or whether such Affiliate Subnmissions and/or Advertisements were previously accepted or published.

           c. AFFILIATE SITE ADVERTISEMENTS. Affiliate shall control all advertising and links on the Affiliate Site except for the Entertainment Zone standard template on the DVD Store homepage, and shall determine the presentation, implementation, and location of such advertising and links.

     2.3 ADVERTISING TAG WORDS. Affiliate will work with OZM, to supply the tag words for the DVD Area for purposes of the Search Results service set forth in Section 1.

     2.4 PROMOTION OF ENTERTAINMENT ZONE. Affiliate, at no cost to OZM, will include at all times during the term of this Agreement a co-branded presence for the Entertainment Zone within the DVD store page that is linkable back to the Entertainment Zone Homepage and/or to the DVD Store Homepage

     2.5 CO-BRANDED HOME PAGE. Affiliate will use materials provided by OZM, including Marks as defined in Section 9, to the Co-Branded Home Page. The style of the Co-Branded Home Page will conform to Entertainment Zone style standards.

3.   COMPENSATION




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     3.1  In consideration of OZM's performance hereunder, Affiliate shall pay OZM as follows:

          a. YEAR 1. In Year 1, which shall be the twelve months following the Effective Date, Affiliate shall pay to OZM a nonrefundable $1,300,000 which amount represents a minimum guarantee payable as follows [***]. In Year 1, OZM agrees to deliver a rate of [***] per user click-through against the $1,300,000, thus guaranteeing a minimum of [***] to the DVD Store. Affiliate is not required to make the first installment payment until it has received [***] click-throughs.

          b. YEAR 2. In Year 2, Affiliate shall pay to OZM a nonrefundable $2,000,000 which amount represents a minimum guarantee, payable in [***] consecutive payments of [***] with the first payment due upon the first day of the second term of this agreement, and each subsequent payment due upon the first business day of the following [***]. In Year 2, OZM agrees to deliver a rate of [***] per user click-through against the $2,000,000, thus guaranteeing a minimum of [***] users to the DVD Store.

           c. YEAR 3. In Year 3, Affiliate shall pay to OZM a nonrefundable $3,300,000, which amount represents a minimum guarantee, payable in [***] consecutive payments of [***] with the first payment due upon the first day of the third term of this agreement, and each subsequent payment due upon the first business day of the following [***]. In Year 3, OZM agrees to deliver a rate of [***] per user click-through against the $3,300,000, thus guaranteeing a minimum of [***] users to the DVD Store.

     3.2. AUDITS. OZM agrees that Affiliate may have auditors reasonably acceptable to OZM audit OZM's books and records related to payments under this Agreement not more than once per calendar year, during business hours and upon ten (10) business days written notice. OZM agrees to reimburse Affiliate for the reasonable costs of the audit if the audit discloses an underpayment of ten percent (10%) or more.

     3.3 MAKE GOODS. Affiliate is not required to make the scheduled payments as specified until it has received its click-through from the prior payment.

4.   TERM AND TERMINATION

     4.1. TERM. This Agreement shall be effective as of the Effective Date and, unless earlier terminated in accordance with this Section, will continue in effect for an initial period of three years. Thereafter, this Agreement shall automatically renew under new conditions unless

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Affiliate elects not to renew this Agreement, by written notice to OZM given at least 120 days prior to the expiration date of the current term.

      4.2. TERMINATION. Either party may terminate this Agreement upon the material breach by the other party of a material provision of the Agreement, which breach is not cured within thirty (30) days of the date of written notice thereof.

      4.3. EFFECT OF TERMINATION. Immediately following termination or expiration of this Agreement, (i) all linking to the Affiliate-related pages from the Entertainment Zone and Altavista shall be terminated, (ii) each party shall return to the other all tangible manifestations of Confidential Information; (iii) all licenses granted by either party hereunder shall automatically terminate and each party shall immediately cease use of the licensed materials; and (iv) each party shall immediately pay the other party all amounts due and owing. Other than for compensation due, neither party shall be liable to the other party merely as a result of termination or expiration of this Agreement in accordance with this Section.

      4.4. SURVIVAL. In addition to those sections of this Agreement that survive expiration or termination of this Agreement by their express terms, Sections 3.2, 3.3, 4.3, 4.4, 5, 6, 7, 8, AND 10 shall survive expiration or termination of this Agreement.

5. WARRANTIES

      5.1. OZM REPRESENTATIONS AND WARRANTIES. OZM hereby represents and warrants to Affiliate:

           a. RIGHTS GRANTED. (i) OZM has authorized the person who has signed this Agreement for OZM to execute and deliver this Agreement to Affiliate on behalf of OZM; (ii) it has all rights and licenses necessary to enter into this Agreement and perform its obligations hereunder; and (iii) it has not previously granted and will not grant the specific rights granted to Affiliate herein to any third party.

           b. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, OZM DOES NOT MAKE ANY WARRANTIES CONCERNING THE ENTERTAINMENT ZONE AND ALL MATERIALS THEREIN, EXPRESS, IMPLIED OR OTHERWISE. OZM SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE ENTERTAINMENT ZONE AND ALL RELATED MATERIALS, ALL OF WHICH ARE PROVIDED BY OZM ON AN "AS IS" AND "AS AVAILABLE BASIS".

       5.2. AFFILIATE REPRESENTATIONS AND WARRANTIES. Affiliate hereby represents and warrants to OZM:

       a. RIGHTS GRANTED. (i) Affiliate has authorized the person who has signed this Agreement for Affiliate to execute and deliver this Agreement to OZM on behalf of Affiliate; (ii) it has all rights and licenses necessary to enter into this Agreement and perform its obligations hereunder.



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          b.  NO INFRINGEMENT OR VIOLATION OF RIGHTS.  All material made available or provided by Affiliate to OZM hereunder, including without limitation material within Affiliate's advertisements, the activities conducted through the Affiliate Site, the DVD Area, and Affiliate's Marks
(as defined in Section 9), do not now, and will not, violate any civil or criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, service mark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, obscenity, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, gambling, gaming and contest laws, rules and regulations, or any other right of any person or entity.

          c. COMPLIANCE WITH LAW; NO OBJECTIONABLE CONTENT. Affiliate will at all times comply with all applicable state, federal and foreign laws, rules and regulations. All material made available or provided by Affiliate to OZM hereunder, including without limitation material within Affiliate's advertisements, Affiliate Site, the DVD Area, and Affiliate's Marks (as defined in Section 9), do not now, and will not, include or link to any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically or otherwise objectionable, including, without limitation, any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international law.

6.   LIMITATION OF LIABILITY AND INDEMNIFICATION

     6.1. LIMITATION.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER
OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOST DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR ANY FORM OF SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND (WHETHER OR NOT FORESEEABLE), ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE,
EVEN IF SUCH OTHER PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. OZM'S TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE PAYMENTS RECEIVED BY OZM FROM AFFILIATE HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO LIABILITY. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO ACTS OR OMISSIONS INVOLVING INTENTIONAL MISCONDUCT.

     6.2. FAILURE OF ESSENTIAL PURPOSE. The parties have agreed that the limitations and exclusions of liability specified in this Agreement will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose. Affiliate acknowledges that OZM has set its rates and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties.

     6.3. INDEMNIFICATION. Each party will defend and indemnify the other party and its customers and affiliates for, and hold them harmless from, any loss, expense (including reasonable attorney's fees and court costs), damage or liability arising out of any claim, demand or suit resulting from a breach of any of the representations and warranties of the indemnifying party set forth herein. As a condition to indemnification: (a) the indemnified party will promptly inform the indemnifying party in writing of any such claim, demand or suit and the indemnifying party will fully cooperate in the defense thereof; (b) the indemnified party will give the indemnifying party sole control of the defense and all related settlement negotiations (unless the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party shall have a conflict of interest due to different or additional defenses in which case the indemnifying party shall be liable for the fees of separate counsel for indemnified party); and (c) the indemnified party will not agree to the settlement of any such claim, demand or suit prior to a final judgement thereon without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

7.   CONFIDENTIALITY

     7.1. CONFIDENTIAL INFORMATION. For purposes of this Agreement, Confidential Information means: (i) business or technical information of either party, including but not limited to any information relating to either party's product plans, designs, costs, product prices and names, finances, marketing plans, web site usage data, customer lists, business opportunities, personnel, research, development or know-how; (ii) any written information designated by either party as confidential or proprietary or, if orally disclosed, reduced to writing by the disclosing party and designated as confidential or proprietary within thirty (30) days of such disclosure; (iii) all materials furnished by one party in connection with any audit conducted hereunder; and (iv) the terms and conditions of this Agreement.

     7.2. EXCLUSIONS. Confidential Information will not include: (i) information that is or becomes generally known or available by publication, commercial use or otherwise through no fault or breach of this Agreement by the receiving party; (ii) information that is rightfully in the receiving party's possession prior to first receiving it from the disclosing party; (iii) information that is lawfully received by the receiving party from a third party, without restriction on use or disclosure and without breach of a nonuse or nondisclosure obligation; or (iv) information that the receiving party can prove with written evidence is independently developed by the receiving party, without use of or access to Confidential Information of the disclosing party.

     7.3. OBLIGATIONS.  Each party will not use the other party's
Confidential Information, except as expressly permitted under this Agreement and will not disclose such Confidential Information to any third party, except to its employees and consultants with a need to know for such party's performance of this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees or consultants). However, each party may disclose Confidential Information of the other party: (i) pursuant to an order or requirement, to which it is subject, of a court, administrative agency or other governmental body, provided that such party gives reasonable notice to the other party to contest such order or requirement; (ii) on a confidential basis to legal and financial advisors and potential investors, provided, however, that prior to such disclosure, the party disclosing the Confidential Information shall secure an agreement from the third party receiving the Confidential Information to keep such information confidential; and (iii) otherwise as required by any law, rule, or regulation, to which it is subject, provided that such party gives the other party reasonable advance notice of such disclosure.
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8.  PROPRIETARY RIGHTS

    OZM and Affiliate each shall retain any and all right, title and interest in and to each such party's respective intellectual property of any nature (including patents, rights under patent applications and patents issuing on such applications, trade secrets, copyrights, trademarks and other business names (including goodwill in such marks), among others), subject to the rights granted by the parties in Section 9 (concerning rights with respect to business marks). OZM and Affiliate each agree to reproduce, and agree not to remove or obscure proprietary rights legends (such as copyright notices, among others) or license terms and conditions included with any intellectual property provided in connection with this Agreement. If, as a result of any collaboration by OZM or Affiliate under this Agreement, they become joint owners of intellectual property by operation of law, then they will cooperate, subject to prudent business judgment, to establish, register, maintain and protect such intellectual property.


9.  TRADEMARK LICENSE

    OZM and Affiliate each will have the right, without separate charge, to use in promoting the Entertainment Zone and the DVD Area the other's ("Owner's") business name and any trade names, trademarks and service marks (collectively, "Marks") that OZM may adopt for use with the Entertainment Zone or that Affiliate may adopt for use with the DVD Area. Any such use must be identical to the use by the Owner, or as approved by the Owner in writing in advance, or otherwise in accordance with any Mark usage guidelines communicated by the Owner. The Owner retains all goodwill and all other rights thereto, and the other party obtains no goodwill or any other rights thereto as a result of the use of the owner's Marks.



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10.  GENERAL

     10.1. ASSIGNMENT. Affiliate may not assign this Agreement in whole or in part, by operation of law or otherwise, without OZM's written consent, and any attempted assignment of this Agreement without such consent will be null and void. Subject to the foregoing, the rights and obligations of the parties will bind and inure to the benefit of their respected successor and assigns. Notwithstanding the foregoing, affiliate may transfer and assign this Agreement to any party that acquires affiliate by merger, sale of stock, sale of assets or otherwise.

     10.2. GOVERNING LAW. The validity, construction and performance of this Agreement, and the legal relations between the parties to this Agreement, will be governed by and only in the courts of the State of Massachusetts and the United States. In any such action, Affiliate submits to the personal jurisdiction of such courts and waives any objections to venue of such courts.

     10.3. FORCE MAJEURE. Except for the obligation to pay money, neither party will be liable to the other party for any failure or delay in performance caused by reasons beyond such party's reasonable control, and such failure or delay will not constitute a breach of this Agreement.

     10.4. U.S. DOLLARS. All payments by one party to the other party under this Agreement shall be in U.S. Dollars.

     10.5. NOTICES. Any notices under this Agreement will be sent by confirmed facsimile, nationally-recognized express delivery service, or certified or registered mail, return receipt requested, to the address first set forth above or such other address as the party specifies in writing. Notice by confirmed facsimile or express delivery service will be deemed received and effective upon delivery. Notice by certified or registered mail will be deemed received and effective five (5) days after dispatch.

     10.6. RELATIONSHIP OF PARTIES. Neither this Agreement nor the parties' business relationship establishing hereunder will be construed as a partnership, joint venture or agency relationship or as granting a franchise.

     10.7. WAIVER. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

     10.8. SEVERABILITY. If one or more of the provisions contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable statute or rule of law, then such provision will be considered inoperable to the extent of such invalidity, illegality or unenforceability, and the reminder of this Agreement will continue in full force and effect. The parties hereto agree to replace any such invalid, illegal or unenforceable provision with a new provision that has the most nearly similar permissible economic and legal effect.

     10.9. ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and






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all prior agreements, communications, and understandings (both written and verbal) regarding such subject matters. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

     10.10. COMPLIANCE WITH LAW. Each party shall comply in all material respects with all applicable federal, state and local laws, statutes, ordinances, rules and regulations in the performance of its duties hereunder.

     10.11. COUNTERPARTS. This Agreement may be executed in counterparts. Each of which shall be deemed as original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.


AFFILIATE                                    ONE ZERO MEDIA, INC.

Signature: /s/Michael Dubelko  8/14/98       Signature: /s/Gordon Thomas Aley

Name: Michael Dubelko                        Name: Gordon Thomas Aley

Title: President                             Title: VP, Business Development



                                             Signature: /s/ Alan B. Chebot

                                             Name: Alan B. Chebot

                                             Title: President


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                                   EXHIBIT A


FOUR YEAR EXCLUSIVE CONTRACT BETWEEN ALTAVISTA AND ONEZERO MEDIA, INC.